Exhibit 10.21
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE PROGRESS SOFTWARE CORPORATION
2008 STOCK OPTION AND INCENTIVE PLAN
Name of Grantee:
Number of Restricted Stock Units:
Grant Date:
     Pursuant to the Progress Software Corporation 2008 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Progress Software Corporation (the “Company”) hereby grants the number of Restricted Stock Units (“RSUs”) specified above (the “Award”) to the Grantee named above, subject to the terms of the Plan and this Award Certificate. The Award represents a promise to pay to the Grantee one share of Common Stock, par value $.01 per share (the “Stock”) of the Company for each RSU, subject to the restrictions and conditions set forth herein and in the Plan.
     1. Restrictions.
          (a) No Voting Rights and Dividends. Until such time as the RSUs are paid to the Grantee in shares of Stock, the Grantee shall have no voting rights and no rights to any dividends or other distributions with respect to the RSUs.
          (b) Restrictions on Transfer. The RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated and any such attempt to transfer any RSU will not be honored.
     2. Vesting of Restricted Stock Units.
          (a) Form of Payment. Subject to the Grantee being employed by the Company on each vesting date, the restrictions and conditions in Paragraph 1 of this Agreement with respect to such RSU shall lapse and such RSU shall become payable to the Grantee in shares of Stock on the relevant vesting date specified below:

Vesting Date	Vesting Percentage
April 1, 2010	1/6th
October 1, 2010	1/6th
April 1, 2011	1/6th
October 1, 2011	1/6th
April 1, 2012	1/6th
October 1, 2012	1/6th

          (b) The Grantee’s rights to all RSUs granted herein and not yet vested in accordance with the provisions of Paragraph 2(a) shall automatically terminate upon the Grantee’s termination of employment, voluntarily or involuntarily, with the Company and its Subsidiaries for any reason (including death).
     3. Receipt of Stock Upon Vesting. Upon the vesting of the RSUs as provided in Paragraph 2(a), the Grantee shall receive one share of Stock for each RSU vested. Shares of Stock acquired pursuant to this Award shall be issued and delivered to the Grantee either in actual stock certificates or by electronic book entry, subject to tax withholding as provided in Paragraph 6 below.
     4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     5. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
     6. Tax Withholding. A taxable event will occur when the RSUs vest. At the time of vesting, the Company will calculate the amount of the tax withholding obligation based on the value of the Stock on the date of vest. The Grantee will have the option pursuant to the Election Form attached hereto as Exhibit A to pay the tax withholding obligation by delivery of a check for the amount of such withholding obligation within one business day following the date of vesting or by the Company withholding the required minimum amount from the shares of Stock to be issued to the Grantee. If the Grantee does not make an election, the tax withholding obligation will be satisfied by the Company withholding the required minimum amount from the shares of Stock to be issued to the Grantee. The Grantee may change this election by written notice to Jocelyn Stanick, Senior Treasurer Analyst of the Company, up to thirty (30) days prior to the first vesting date.

PROGRESS SOFTWARE CORPORATION

By:

Title:

     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

PROGRESS SOFTWARE CORPORATION
ELECTION FORM

To:	Jocelyn Stanick, Senior Treasury Analyst
1.	I hereby elect to pay any required tax withholding obligation as a result of the vesting of Restricted Stock Units awarded pursuant to the Restricted Stock Unit Award Agreement to which this Election Form constitutes a part by:
☐	Delivery of a check for the amount of such withholding obligation within one business day following the date of vesting

☐	The Company withholding the required tax withholding amount from the shares of common stock to be issued to me upon vesting of such Restricted Stock Units
2.	The above election shall remain in effect unless I notify the Company of a new election on or before the date that is thirty days prior to the first vesting date of the Restricted Stock Units.

Executed this day of , 2009.

Signature

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